Exhibit 4.5
EXECUTION VERSION

REVOLVING CREDIT AGREEMENT
(2016-1AA)

dated as of June 13, 2016

between

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Subordination Agent,
as Agent and Trustee for the
United Airlines Pass Through Trust 2016-1AA,
as Borrower

and

COMMONWEALTH BANK OF AUSTRALIA,
NEW YORK BRANCH,
as Liquidity Provider

__________________________

Relating to United Airlines
Pass Through Trust 2016-1AA 3.10% United Airlines
Pass Through Certificates, Series 2016-1AA
__________________________

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)

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BACK

REVOLVING CREDIT AGREEMENT (2016-1AA)

THIS REVOLVING CREDIT AGREEMENT (2016-1AA) dated as of June 13, 2016 (the “Agreement”), between WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class AA Trust (as defined below) (the “Borrower”), and COMMONWEALTH BANK OF AUSTRALIA, an Australian corporation, acting through its New York Branch (the “Liquidity Provider”).

W I T N E S S E T H:

WHEREAS, pursuant to the Class AA Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class AA Trust is issuing the Class AA Certificates; and

WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class AA Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.  (a) Definitions.  As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

“Additional Costs” has the meaning assigned to such term in Section 3.01.

“Advance” means an Interest Advance, a Final Advance, a Provider Advance, a Special Termination Advance, an Applied Special Termination Advance, or an Applied Provider Advance, as the case may be.

“Applicable Liquidity Rate” has the meaning assigned to such term in Section 3.07(h).

“Applicable Margin” means (x) with respect to any Unpaid Advance (including, without limitation, any Applied Special Termination Advance but excluding any Unapplied Special Termination Advance) or Applied Provider Advance, the margin per annum specified in item 1 of Schedule A, or (y) with respect to any Unapplied Provider Advance or any Unapplied Special Termination Advance, the margin per annum specified in the Fee Letter.

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“Applied Downgrade Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Provider Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Special Termination Advance” has the meaning assigned to such term in Section 2.05.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into between the Borrower and the trustee of the Successor Trust, substantially in the form of Exhibit C to the Trust Supplement No. 2016-1AA-O, dated as of the date hereof, relating to the Class AA Trust.

“Base Rate” means, for any given day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (¼ of 1%).

“Base Rate Advance” means an Advance that bears interest at a rate based upon the Base Rate.

“Basel III” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the recital of parties to this Agreement.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York or, so long as any Class AA Certificate is outstanding, the city and state in which the Class AA Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings in dollars are carried on in the London interbank market.

“Deposit Agreement” means the Deposit Agreement dated as of the date hereof between U.S. Bank National Association, as Escrow Agent, and Natixis, acting through its New York Branch, as Depositary, pertaining to the Class AA Certificates, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

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“Depositary” has the meaning assigned to such term in the Deposit Agreement.

“Deposits” has the meaning assigned to such term in the Deposit Agreement.

“Downgrade Advance” means an Advance made pursuant to Section 2.02(c).

“Effective Date” has the meaning assigned to such term in Section 4.01.  The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

“Excluded Taxes” means (i) taxes imposed on the overall net income of the Liquidity Provider or of its Facility Office by the jurisdiction where such Liquidity Provider’s principal office or such Facility Office is located, and (ii) Excluded Withholding Taxes.

“Excluded Withholding Taxes” means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed or increased as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Facility Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Facility Office is changed, (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax and (iii) Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended.

“Expenses” means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

“Expiry Date” means the “Initial Expiry Date” specified in item 2 of Schedule A, initially, or any subsequent anniversary date of the Closing Date to which the Expiry Date is automatically extended pursuant to Section 2.10 if the Liquidity Provider has not provided notice in accordance with Section 2.10 that its obligation to make Advances shall not be extended beyond such anniversary date.

“Facility Office” means the office of the Liquidity Provider presently located in New York, New York or such other office as the Liquidity Provider from time to time shall notify the Borrower as its Facility Office hereunder; provided that the Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 hereof.

“Final Advance” means an Advance made pursuant to Section 2.02(d).

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“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the Securities and Exchange Commission and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Head Office” has the meaning assigned to such term in Section 7.18.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof among the Trustees, the Liquidity Provider, the liquidity provider under the other Liquidity Facility and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Advance” means an Advance made pursuant to Section 2.02(a).

“Interest Period” means, with respect to any LIBOR Advance, each of the following periods:

(i)           the period beginning on the third LIBOR Business Day following either (x) the date of the Liquidity Provider’s receipt of the Notice of Borrowing for such LIBOR Advance or (y) the date of the withdrawal of funds from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates as contemplated by Section 2.06(a) hereof and, in either case, ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day); and

(ii)           each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day);

provided, however, that if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third LIBOR Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day) following such conversion (in the case of clause (y) above).

“LIBOR Advance” means an Advance bearing interest at a rate based upon the LIBOR Rate.

“LIBOR Business Day” means any day on which dealings in dollars are carried on in the London interbank market.

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“LIBOR Rate” means, with respect to any Interest Period,

(i)           the rate per annum appearing on display page Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

(ii)           if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period;

provided that if the LIBOR Rate determined as provided above with respect to any Interest Period would be less than 0% per annum, then the LIBOR Rate for such Interest Period shall be deemed to be 0%.

“Liquidity Event of Default” means the occurrence of either (a) the Acceleration of all of the Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of the amount specified in item 3 on Schedule A) or (b) a United Bankruptcy Event.

“Liquidity Indemnitee” means (i) the Liquidity Provider, (ii) the directors, officers, employees and agents of the Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and (ii) inclusive.

“Liquidity Provider” has the meaning assigned to such term in the recital of parties to this Agreement.

“Maximum Available Commitment” means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Downgrade Advance (subject to any reinstatement of the obligations of the Liquidity Provider pursuant to Section 2.06(d)), a Non-Extension Advance, a Special Termination Advance or a Final Advance, the Maximum Available Commitment shall be zero.

“Maximum Commitment” means initially the amount specified in item 4 on Schedule A, as such amount may be reduced from time to time in accordance with Section 2.04(a).

“Non-Excluded Tax” has the meaning assigned to such term in Section 3.03(a).

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b).

“Notice Date” has the meaning assigned to such term in Section 2.10.

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“Notice of Borrowing” has the meaning assigned to such term in Section 2.02(e).

“Notice of Replacement Subordination Agent” has the meaning assigned to such term in Section 3.08.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes issued under any Indenture) are Performing Equipment Notes.

“Prospectus Supplement” means the final Prospectus Supplement dated the date specified in item 5 on Schedule A relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Rate Determination Notice” has the meaning assigned to such term in Section 3.07(g).

“Regulatory Change” has the meaning assigned to such term in Section 3.01.

“Replenishment Amount” has the meaning assigned to such term in Section 2.06(b).

“Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class AA Certificates, that would be payable on the Class AA Certificates on each of the three successive semi-annual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semi-annual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class AA Certificates on such day and without regard to expected future distributions of principal on the Class AA Certificates.

“Special Termination Advance” means an Advance made pursuant to Section 2.02(g).

“Special Termination Notice” means the Notice of Termination substantially in the form of Annex VIII to this Agreement.

“Successor Trust” means United Airlines Pass Through Trust 2016-1AA-S.

“Termination Date” means the earliest to occur of the following:  (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class AA Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class AA Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.5(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or Special Termination Notice from the Liquidity Provider pursuant to Section 6.01 or 6.02 hereof, respectively; and (v) the date on which no

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Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

“Termination Notice” means the Notice of Termination substantially in the form of Annex V to this Agreement.

“Transferee” has the meaning assigned to such term in Section 7.08(b).

“Unapplied Downgrade Advance” means any Downgrade Advance other than an Applied Downgrade Advance.

“Unapplied Non-Extension Advance” means any Non-Extension Advance other than an Applied Non-Extension Advance.

“Unapplied Provider Advance” means any Provider Advance other than an Applied Provider Advance.

“Unapplied Special Termination Advance” means any Special Termination Advance other than an Applied Special Termination Advance.

“Unpaid Advance” has the meaning assigned to such term in Section 2.05.

(b) Terms Defined in the Intercreditor Agreement.  For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

“Acceleration”, “Additional Certificates”, “Additional Equipment Notes”, “Aircraft”, “Bankruptcy Code”, “Certificate”, “Class”, “Class A Certificates”, “Class AA Cash Collateral Account”, “Class AA Certificates”, “Class AA Trust”, “Class AA Trust Agreement”, “Class AA Trustee”, “Closing Date”, “Controlling Party”, “Corporate Trust Office”, “Delivery Period Expiry Date”, “Downgraded Facility”, “Downgrade Event”, “Equipment Notes”, “Fee Letter”, “Final Legal Distribution Date”, “Financing Agreement”, “Investment Earnings”, “Liquidity Facility”, “Liquidity Obligations”, “Loan Trustee”, “Non-Extended Facility”, “Note Purchase Agreement”, “Operative Agreements”, “Participation Agreement”, “Performing Equipment Note”, “Person”, “Pool Balance”, “Rating Agencies”, “Regular Distribution Date”, “Replacement Liquidity Facility”, “Responsible Officer”, “Scheduled Payment”, “Series AA Equipment Notes”, “Special Payment”, “Stated Interest Rate”, “Subordination Agent”, “Taxes”, “Threshold Rating”, “Transfer”, “Trust Agreement”, “Trustee”, “Underwriters”, “Underwriting Agreement”, “United”, and “United Bankruptcy Event”.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01 The Advances.  The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time

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on any Business Day during the period from the Effective Date until 1:00 p.m. (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

Section 2.02 Making the Advances.  (a)  Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class AA Certificates at the Stated Interest Rate therefor in accordance with Section 3.5(a) of the Intercreditor Agreement.  Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence).  Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance but not to exceed the Maximum Commitment; provided, however, that, subject to Section 2.06(d), the Maximum Available Commitment shall not be so reinstated at any time if (x) (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency or (y) a Final Advance, a Special Termination Advance, a Downgrade Advance or a Non-Extension Advance shall have been made or an Interest Advance shall have been converted into a Final Advance.

(b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.5(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.5(d) within the time period specified in such Section) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with said Section 3.5(d) and Section 3.5(f) of the Intercreditor Agreement.

(c) A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.5(c) of the Intercreditor Agreement), unless (i) a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower within thirty-five (35) days after the Downgrade Event or (ii) the relevant Rating Agency shall have provided confirmation within thirty (30) days after the Downgrade Event that such Downgrade Event will not result in a downgrading, withdrawal or suspension by such Rating Agency of the rating then in effect for the related Class of Certificates, in each case of clause (i) and (ii), in accordance with said Section 3.5(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with said Section 3.5(c) and Section 3.5(f)

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of the Intercreditor Agreement.  Upon the occurrence of a Downgrade Event, the Liquidity Provider shall promptly deliver notice thereof to the Borrower, the Class AA Trustee and United.

(d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account (in accordance with Sections 3.5(f) and 3.5(i) of the Intercreditor Agreement).

(e) Each Borrowing shall be made on notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c), 2.02(d) or 2.02(g), as the case may be, given by the Borrower to the Liquidity Provider.  If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day.  If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing.  Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose.  Each Notice of Borrowing shall be irrevocable and binding on the Borrower.  Each Notice of Borrowing shall be effective upon receipt of a copy thereof by the Liquidity Provider at the address specified pursuant to Section 7.02.

(f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower’s payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person.  If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 Noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder.  Following the making of any Advance pursuant to Section 2.02(b), (c), (d) or (g) hereof to fund the Class AA Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class AA Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in the Class AA Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.5(e) or (f) of the Intercreditor Agreement, and provided, further, that

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the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Class AA Cash Collateral Account to the extent provided in Section 2.2(b) of the Intercreditor Agreement.  By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

(g) A Special Termination Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider pursuant to Section 6.02, by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex VII, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account (in accordance with Section 3.5(f) and Section 3.5(m) of the Intercreditor Agreement).

Section 2.03 Fees.  The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter applicable to this Agreement.

Section 2.04 Reductions or Termination of the Maximum Commitment.

(a) Automatic Reduction.  Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class AA Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower); provided that on the first Regular Distribution Date, the Maximum Commitment shall automatically be reduced to the then Required Amount.  The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider within two Business Days thereof.  The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Maximum Commitment.

(b) Termination.  Upon the making of any Provider Advance or Special Termination Advance or the making of or conversion to a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder, except in the case of a Downgrade Advance, as provided in Section 2.06(d).

Section 2.05 Repayments of Interest Advances, the Special Termination Advance or the Final Advance.  Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance, the Special Termination Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an “Unpaid Advance”) (if multiple Interest Advances are outstanding any such repayment to be applied in the order in which such Interest Advances have been made, starting with the earliest), plus (b) interest on the

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amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)); provided, further, that amounts in respect of a Special Termination Advance withdrawn from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being an “Applied Special Termination Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided, further, that if, following the making of a Special Termination Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01, such Special Termination Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and treated as an Applied Special Termination Advance for purposes of Section 2.6(c) of the Intercreditor Agreement, and, provided, further, that if, after making a Provider Advance, the Liquidity Provider delivers a Special Termination Notice to the Borrower pursuant to Section 6.02, any Unapplied Provider Advance shall be converted to and treated as a Special Termination Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof under the Intercreditor Agreement.  The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance, the Special Termination Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

Section 2.06 Repayments of Provider Advances.  (a)  Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class AA Cash Collateral Account, invested and withdrawn from the Class AA Cash Collateral Account as set forth in Sections 3.5(c), (d), (e) and (f) of the Intercreditor Agreement.  Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance” and, together with an Applied Downgrade Advance, an “Applied Provider Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable; provided, further, however, that if, following the making of a

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Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01 hereof, such Provider Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and treated as an Applied Downgrade Advance or Applied Non-Extension Advance, as the case may be, for the purposes of Section 2.6(c) of the Intercreditor Agreement.  Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class AA Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

(b) At any time when an Applied Provider Advance or an Applied Special Termination Advance (or any portion thereof) is outstanding, upon the deposit in the Class AA Cash Collateral Account of any amount pursuant to clause “fourth” of Section 3.2 of the Intercreditor Agreement (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the amount of the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances or the Applied Special Termination Advance (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount (if multiple Applied Provider Advances are outstanding, such Replenishment Amount to be applied in the order in which such Applied Provider Advances have been made, starting with the earliest) and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances or of the Unapplied Special Termination Advance shall be automatically increased by the amount of such Replenishment Amount.

(c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.5(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class AA Cash Collateral Account after giving effect to any Applied Provider Advance or Applied Special Termination Advance on the date of such replacement shall be reimbursed to the replaced Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced Liquidity Provider all amounts owing to it hereunder.

(d) If, at any time after making a Downgrade Advance, the Liquidity Provider satisfies the Threshold Rating and delivers a written notice to that effect to the Borrower and United, as of the second Business Day following receipt of such notice, (i) the Unapplied Downgrade Advance shall be withdrawn from the Class AA Cash Collateral Account and reimbursed to the Liquidity Provider, (ii) the Maximum Commitment shall be reinstated by an amount equal to the amount of such Unapplied Downgrade Advance so reimbursed, but not to exceed the Maximum Commitment and the obligation of the Liquidity Provider to make Advances shall be reinstated in an equal amount, and (iii) the proviso in the definition of Maximum Available Commitment shall no longer apply to such Downgrade Advance.

Section 2.07 Payments to the Liquidity Provider Under the Intercreditor Agreement.  In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III

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of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.5(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof.  Amounts so paid to, and not required to be returned by, the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder (or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate).

Section 2.08 Book Entries.  The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

Section 2.09 Payments from Available Funds Only.  All payments to be made by the Borrower under this Agreement, including, without limitation, Sections 7.05 and 7.07, shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under Section 8.1 of the Participation Agreements and payments under the Fee Letter and Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement.  The Liquidity Provider agrees that it will look solely to such amounts in respect of payments to be made by the Borrower hereunder to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement.  Amounts on deposit in the Class AA Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.5(f) of the Intercreditor Agreement.

Section 2.10 Non-Extension of the Expiry Date; Non-Extension Advance.  If in any calendar year the Liquidity Provider advises the Borrower before the 25th day prior to the anniversary date of the Closing Date in such calendar year (such 25th day, the “Notice Date”) that the Expiry Date shall not be extended beyond such anniversary date (and if this Agreement shall not have been replaced in accordance with Section 3.5(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after such Notice Date (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) hereof and Section 3.5(d) of the Intercreditor Agreement; provided, however, that if in any calendar year the Liquidity Provider does not so advise the Borrower before the Notice Date in such calendar year, the Expiry Date shall be automatically extended to the anniversary date of the Closing Date in the next calendar year.

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ARTICLE III

OBLIGATIONS OF THE BORROWER

Section 3.01 Increased Costs.  The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a “Regulatory Change”), which:  (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or related definitions).  For the avoidance of doubt, any Regulatory Changes based on the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto (collectively, “Basel III”), will not be treated, for purposes of determining whether the Liquidity Provider is entitled to compensation under this Section 3.01, as having been adopted or having come into effect before the date hereof, and any such Regulatory Changes based on Basel III shall be determined to be adopted only when the national banking supervisory authorities, or other relevant administrative or legislative bodies having primary jurisdiction or regulatory authority over the Liquidity Provider, adopt any such Regulatory Changes based on Basel III in the primary jurisdiction of the Liquidity Provider.  The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section.  Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts

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required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Section 3.02 Capital Adequacy and Liquidity Coverage.  If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy or liquidity coverage, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of (x) requiring an increase in the amount of capital or liquid assets required to be maintained by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider, or (y) reducing the rate of return on assets or capital of the Liquidity Provider (or such corporation or bank) and such adoption, change or compliance, as the case may be, relates to a category of claims or assets that includes the Liquidity Provider’s obligations hereunder (including funded obligations) and other similar obligations, the Borrower shall, subject to the provisions of the next paragraph, pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase or reduction as shall be reasonably allocable to the Liquidity Provider’s obligations to the Borrower hereunder.  For the avoidance of doubt, the adoption of any law, rule or regulation described in clause (1) of the first sentence of this Section 3.02, and the taking of any action described in clauses (2) and (3) of such sentence, that in each case is based on Basel III, will not be treated, for purposes of determining whether the Liquidity Provider (or any corporation or bank controlling the Liquidity Provider) is entitled to compensation under this Section 3.02, as having been adopted, come into effect, been issued or been taken before the date hereof, and any such law, rule or regulation and any of the actions described in clauses (2) and (3) of such sentence that is based on Basel III shall be determined to have been adopted, come into effect, been issued or been taken only when the central bank or other legislative or administrative governmental authorities in the primary jurisdiction of the Liquidity Provider (or any corporation or bank controlling the Liquidity Provider) adopt any such law, rule or regulation or take any such actions.  The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the

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amounts owed under this Section.  Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital or liquid assets required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider’s obligations to the Borrower hereunder shall be conclusive evidence of the amounts owed under this Section, absent manifest error.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Section 3.03 Payments Free of Deductions.  (a)  Unless required by applicable law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed on, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as “Non-Excluded Taxes” and each, individually, as a “Non-Excluded Tax”).  If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Non-Excluded Taxes (and any additional Non-Excluded Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement.  The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.  From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Forms W-8BEN-E, W-8ECI or W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.  Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment.

(b) Unless required by applicable law, all payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes.  If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or

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returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made.  Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

(c) If any exemption from, or reduction in the rate of, any Taxes is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) tax, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any Taxes.

Section 3.04 Payments.  The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due.  The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to the account specified for the Liquidity Provider in Schedule B or to such other U.S. bank account as the Liquidity Provider may from time to time direct the Borrower in writing.

Section 3.05 Computations.  All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06 Payment on Non-Business Days.  Whenever any payment to be made hereunder to the Liquidity Provider shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result.  If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

Section 3.07 Interest.  (a)  Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, from and including the date on which the amount thereof was withdrawn from the Class AA Cash Collateral Account to pay interest on the Class AA Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, the date on which the Class AA Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other

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amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

(b) Except as provided in clause (e) below, each Advance will be either a Base Rate Advance or a LIBOR Advance as provided in this Section.  Each such Advance will be a Base Rate Advance for the period from the date of its Borrowing to (but excluding) the third LIBOR Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Advance.  Thereafter, such Advance shall be a LIBOR Advance.

(c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(e) Each outstanding Unapplied Non-Extension Advance, Unapplied Downgrade Advance and Unapplied Special Termination Advance shall bear interest in an amount equal to the Investment Earnings on amounts on deposit in the Class AA Cash Collateral Account plus the Applicable Margin for such Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance, as applicable, on the amount of such Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance, as applicable, from time to time, payable in arrears on each Regular Distribution Date.

(f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% per annum until paid.

(g) If at any time, the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of

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circumstances affecting the relevant interbank lending market generally, the LIBOR Rate determined or to be determined for the current or the immediately succeeding Interest Period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider, absent manifest error) of making or maintaining LIBOR Advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Borrower (any such telephonic notice to be promptly confirmed in writing and transmitted by telecopier to the Borrower in accordance with Section 7.02).  If such notice is given, then the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances effective from the date of the Rate Determination Notice; provided that the Applicable Liquidity Rate in respect of such Base Rate Advances shall be increased by one percent (1.00%).  The Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider, and the Base Rate Advances shall be converted to LIBOR Advances effective as of the first day of the next succeeding Interest Period after the date of such withdrawal.

(h) Each change in the Base Rate shall become effective immediately.  The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Rate”.

Section 3.08 Replacement of Borrower.  From time to time and subject to the successor Borrower’s meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a “Notice of Replacement Subordination Agent”) delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for the Borrower for all purposes hereunder.

Section 3.09 Funding Loss Indemnification.  The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

(1)           Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

(2)           Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

Calculation of all amounts payable to the Liquidity Provider under this Section 3.09 shall be made as though the Liquidity Provider had actually funded the related LIBOR Advance through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to its LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that the Liquidity Provider may fund any LIBOR Advance in any

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manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.09.

Section 3.10 Illegality.  Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Facility Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.  The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid or cure the aforesaid illegality and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Effectiveness of Section 2.01.  Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied or waived:

(a) The Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

(i) This Agreement duly executed on behalf of the Borrower and the Fee Letter applicable to this Agreement duly executed on behalf of the Borrower and United;

(ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

(iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement, the Fee Letter and the Intercreditor Agreement);

(iv) A copy of the Prospectus Supplement and specimen copies of the Class AA Certificates;

(v) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Class AA Trust Agreement, the Note Purchase Agreement, the Intercreditor Agreement and the other Operative Agreements (in the

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case of each such opinion, other than the opinion of counsel for the Underwriters, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or before the Closing Date;

(vii) An agreement from United, pursuant to which (i) United agrees to provide to the Liquidity Provider (A) within 90 days after the end of each of the first three fiscal quarters in each fiscal year of United, a consolidated balance sheet of United as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided, that so long as United is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of United’s report on Form 10-Q for such fiscal quarter (excluding exhibits) or a written notice of United that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (A), and (B) within 120 days after the end of each fiscal year of United, a consolidated balance sheet of United as of the end of such fiscal year and related statements of income and cash flows of United for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of United’s independent certified public accountants with respect to their audit of such financial statements; provided, that so long as United is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of United’s report on Form 10-K for such fiscal year (excluding exhibits) or a written notice of United that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (B), and (ii) United agrees to allow the Liquidity Provider to inspect United’s books and records regarding such transactions, and to discuss such transactions with officers and employees of United;

(viii) Legal opinions from (a) Morris James LLP, special counsel to the Borrower, and (b) Hughes Hubbard & Reed LLP, special counsel to United, each in form and substance reasonably satisfactory to the Liquidity Provider; and

(ix) Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity

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Provider shall have reasonably requested, including, without limitation, such documentation as the Liquidity Provider may require to satisfy its “know your customer” policies.

(b) The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

(c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

(d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facility shall have been concurrently satisfied or waived, and all conditions precedent to the purchase of the Class AA Certificates and the Class A Certificates by the Underwriters under the Underwriting Agreement shall have been satisfied or waived.

(e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 have been satisfied or waived.

Section 4.02 Conditions Precedent to Borrowing.  The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

Section 4.03 Representations and Warranties.  The representations and warranties of the Borrower as Subordination Agent in Section 5.2 of the Participation Agreements shall be deemed to be incorporated into this Agreement as if set out in full herein and as if such representations and warranties were made by the Borrower to the Liquidity Provider.

ARTICLE V
COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.  So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

(a) Performance of this and Other Agreements.  Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

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(b) Reporting Requirements.  Furnish to the Liquidity Provider with reasonable promptness, such information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

(c) Certain Operative Agreements.  Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

Section 5.02 Negative Covenants of the Borrower.  So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI
LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION

Section 6.01 Liquidity Events of Default.  If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.5(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

Section 6.02 Special Termination.  If the aggregate Pool Balance of the Class AA Certificates is greater than the aggregate outstanding principal amount of the Series AA Equipment Notes (other than any Series AA Equipment Notes previously sold or with respect to which the collateral securing such Series AA Equipment Notes has been disposed of) at any time during the 18 month period prior to July 7, 2028, the Liquidity Provider may, in its discretion, deliver to the Borrower a Special Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Special Termination Advance in accordance with Section 2.02(g) and Section 3.5(m) of the Intercreditor Agreement, and (iii) subject to Sections 2.07 and 2.09, all Advances (including, without

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limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02 Notices, Etc.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier) addressed to the applicable party at its address specified on Schedule B or to such other address as shall be designated by such Person in a written notice to the others.  The Borrower shall give all Notices of Borrowing via telecopier; provided, that, in the event of a transmission failure, the Borrower shall use reasonable efforts to deliver the applicable Notice of Borrowing to the Liquidity Provider on the same Business Day using such other means as may be reasonably deemed necessary by the Borrower.  All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, five Business Days after being deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Article II and Article III hereof shall not be effective until received by the Liquidity Provider.  A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

Section 7.03 No Waiver; Remedies.  No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04 Further Assurances.  The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

Section 7.05 Indemnification; Survival of Certain Provisions.  The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the

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Participation Agreements.  In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Financing Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense, or (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement or any other Operative Agreement to which it is a party.  The indemnities contained in Section 8.1 of the Participation Agreements, and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

Section 7.06 Liability of the Liquidity Provider.  (a)  Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for:  (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider’s willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider’s failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.  In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

(b) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

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Section 7.07 Costs, Expenses and Taxes.  The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall be effective), (iii) the replacement of this Agreement by a Replacement Liquidity Facility pursuant to Section 3.5(e)(i) of the Intercreditor Agreement or (iv) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class AA Cash Collateral Account.  In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to hold the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Section 7.08 Binding Effect; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08 and in Section 3.5(l) of the Intercreditor Agreement) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b).  The Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than United and its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b).  No such granting of participations by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder.  In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement.  The Borrower acknowledges and agrees that the Liquidity Provider’s source of funds may derive in part from its participants.  Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve, capital adequacy and liquidity coverage requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

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(b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a “Transferee”), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI, Form W-8BEN-E or Form W-9, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee’s entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form W-8ECI, Form W-8BEN-E or Form W-9, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8ECI, Form W-8BEN-E or Form W-9 that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement.  Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

(c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment.  No such assignment shall release the Liquidity Provider from its obligations hereunder.

Section 7.09 Severability.  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 7.10 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.  (a) Each of the parties hereto hereby irrevocably and unconditionally:

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(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel.  THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c) To the extent that the Liquidity Provider or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

Section 7.12 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which

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counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.13 Entirety.  This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

Section 7.14 Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.15 Transfer.  The Liquidity Provider hereby acknowledges and consents to the Transfer contemplated by the Assignment and Assumption Agreement.  Upon the occurrence of the Transfer contemplated by the Assignment and Assumption Agreement, the Class AA Trustee shall (without any further act) be deemed to have transferred all of its rights, title, interest and obligations in, to and under this Agreement to the trustee of the Successor Trust and the trustee of the Successor Trust shall (without any further act) be deemed to have assumed all of the Class AA Trustee’s rights, title, interest and obligations in, to and under this Agreement, and, thereafter, each reference to the Borrower herein and in the other Operative Agreements shall be deemed a reference to the trustee of the Successor Trust.

Section 7.16 LIQUIDITY PROVIDER’S OBLIGATION TO MAKE ADVANCES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER’S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 7.17 Patriot Act.  In compliance with the USA Patriot Act and 31 CFR Part 103.121 and, in the case of a non-U.S. entity, any other similar requirements of the relevant foreign jurisdiction, when requested the Borrower shall provide to the Liquidity Provider certain information relating to the Borrower that the Liquidity Provider may be required to obtain and keep on file, including the Borrower’s name, address and various identifying documents.

Section 7.18 Head Office Obligations.  The Liquidity Provider is Commonwealth Bank of Australia, acting through its New York Branch.  The Liquidity Provider hereby agrees that, notwithstanding the place of booking or its jurisdiction of incorporation or organization, the obligations of the Liquidity Provider hereunder are also the obligations of the head office of Commonwealth Bank of Australia in Sydney, Australia (the “Head Office”).  Accordingly, any beneficiary of this Agreement will be able to proceed directly against the Head Office, if the Liquidity Provider defaults in its obligations to such beneficiary under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class AA Trust, as Borrower

By:	/s/ Jacqueline Solone
	Name:	Jacqueline Solone
	Title:	Assistant Vice President

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as Liquidity Provider

By:	/s/ James M. Miller
	Name:	James M. Miller
	Title:	Head of Americas Origination Structured Asset Finance

Signature Page to Class AA Revolving Credit Agreement

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SCHEDULE A
TO
REVOLVING CREDIT AGREEMENT

CERTAIN ECONOMIC TERMS

1.           Applicable Margin (Unpaid Advance (including, without limitation, any Applied Special Termination Advance but excluding any Unapplied Special Termination Advance)/Applied Provider Advance): 3.75% per annum.

2.           Initial Expiry Date:   June 13, 2017.

3.           Liquidity Event of Default Delivery Period threshold: $450,000,000.

4.           Initial Maximum Commitment:   $35,391,793.

5.           Prospectus Supplement date:   June 6, 2016.

SCHEDULE A

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SCHEDULE B
TO
REVOLVING CREDIT AGREEMENT

ADMINISTRATION DETAILS

Borrower:	WILMINGTON TRUST, NATIONAL ASSOCIATION

Address:	1100 North Market Square Wilmington, Delaware 19890-1605 Attention: Corporate Capital Market Services Telephone: (302) 636-6296 Telecopy: (302) 636-4140

Liquidity Provider:	COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH

Address:	599 Lexington Avenue
New York, New York 10022
Attention: Head of Structured Asset Finance
Telephone: (212) 848-9213
Facsimile: (212) 336-7725
cc: millej@cba.com.au; PDMRisk@cba.com.au

with a copy to:

Commonwealth Bank of Australia, New York Branch
599 Lexington Avenue
New York, New York 10022
Attention: Teresa Costa / Camille Marcigliano
Telephone: (212) 848-9301
Facsimile: (212) 336-7725
cc: NY_LoanAdmin@cba.com.au

Account Details:
 Bank Name:                               The Bank of New York Mellon, New York
City and State:                             New York, NY
SWIFT/Routing No.:                  IRVTUS3N/021 000 018
Account Name:                          Commonwealth Bank of Australia, New York
Account No.:                               8900280042
Reference:                                   United EETC 2016-1 (Class AA)
Attention:                                   Loan Administration

SCHEDULE B

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ANNEX I
TO
REVOLVING CREDIT AGREEMENT

INTEREST ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2016-1AA) dated as of June 13, 2016, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)           The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)           The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of  interest on the Class AA Certificates which was payable on ____________, ____  (the “Distribution Date”) in accordance with the terms and provisions of the Class AA Trust Agreement and the Class AA Certificates, which Advance is requested to be made on [____________, ____]1.  The Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [      ].

(3)           The amount of the Interest Advance requested hereby (i) is $[_____________], to be applied in respect of the payment of the interest which was due and payable on the Class AA Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class AA Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class AA Certificates, the Liquidity Agreement, the Class AA Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Class AA Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

_______________________
1 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing.  If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX I

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 (4)           Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.5(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

ANNEX I

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX I

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SCHEDULE I
TO
INTEREST ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Interest Advance Notice of Borrowing]

ANNEX I

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ANNEX II
TO
REVOLVING CREDIT AGREEMENT

NON-EXTENSION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2016-1AA) dated as of June 13, 2016, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)           The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)           The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(d) of the Intercreditor Agreement, which Advance is requested to be made on [__________, ____]2.  The Non-Extension Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [                        ].

(3)           The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class AA Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class AA Certificates, the Liquidity Agreement, the Class AA Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4)           Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class AA Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

_______________________
2 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing.  If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX II

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[Revolving Credit Agreement (2016-1AA)]

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX II

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[Revolving Credit Agreement (2016-1AA)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX II

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[Revolving Credit Agreement (2016-1AA)]

SCHEDULE I
TO
NON-EXTENSION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Non-Extension Advance Notice of Borrowing]

ANNEX II

BACK

[Revolving Credit Agreement (2016-1AA)]

ANNEX III
TO
REVOLVING CREDIT AGREEMENT

DOWNGRADE ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2016-1AA) dated as of June 13, 2016, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)           The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)           The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(c) of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on [__________, ____]3.  The Downgrade Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [         ].

(3)           The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class AA Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class AA Certificates, the Liquidity Agreement, the Class AA Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4)           Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class AA Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower

_______________________
3 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing.  If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX III

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[Revolving Credit Agreement (2016-1AA)]

for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement, except in each case to the extent that the Maximum Commitment is reinstated pursuant to Section 2.06(d) of the Liquidity Agreement.

ANNEX III

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[Revolving Credit Agreement (2016-1AA)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX III

BACK

[Revolving Credit Agreement (2016-1AA)]

SCHEDULE I
TO
DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Downgrade Advance Notice of Borrowing]

ANNEX III

BACK

[Revolving Credit Agreement (2016-1AA)]

ANNEX IV
TO
REVOLVING CREDIT AGREEMENT

FINAL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2016-1AA) dated as of June 13, 2016, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)           The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)           The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on [____________, ____]4.  The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [         ].

(3)           The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class AA Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class AA Certificates, the Liquidity Agreement, the Class AA Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4)           Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class AA Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower

_______________________
4 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing.  If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX IV

BACK

[Revolving Credit Agreement (2016-1AA)]

for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

(5)           The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX IV

BACK

[Revolving Credit Agreement (2016-1AA)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX IV

BACK

[Revolving Credit Agreement (2016-1AA)]

SCHEDULE I
TO
FINAL ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Final Advance Notice of Borrowing]

ANNEX IV

BACK

[Revolving Credit Agreement (2016-1AA)]

ANNEX V
TO
REVOLVING CREDIT AGREEMENT

NOTICE OF TERMINATION

[Date]

Wilmington Trust, National Association,
 as Subordination Agent, as Borrower
1100 North Market Square
Wilmington, DE 19890-1605

Attention:  Corporate Trust Administration

Revolving Credit Agreement dated as of June 13, 2016 between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2016-1AA,
as Borrower, and Commonwealth Bank of Australia, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency, we are giving this notice to you in order to cause (i) our obligations to make Advances under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice, (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.5(i) of the Intercreditor Agreement as a consequence of your receipt of this notice and (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon.

Terms used but not defined herein shall have the respective meanings ascribed thereto in or pursuant to the Liquidity Agreement.

ANNEX V

BACK

[Revolving Credit Agreement (2016-1AA)]

THIS NOTICE IS THE “NOTICE OF TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT.  OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours, COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as Liquidity Provider

By:
Name:
Title:

By:
Name:
Title:

cc:     Wilmington Trust, National Association,
as Class AA Trustee

ANNEX V

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[Revolving Credit Agreement (2016-1AA)]

ANNEX VI
TO
REVOLVING CREDIT AGREEMENT

NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

Revolving Credit Agreement dated as of June 13, 2016, between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2016-1AA,
as Borrower, and Commonwealth Bank of Australia, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

______________________________
[Name of Transferee]

______________________________
[Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above.  The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder.  The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

We ask that this transfer be effective as of _______________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX VI

BACK

[Revolving Credit Agreement (2016-1AA)]

ANNEX VII
TO
REVOLVING CREDIT AGREEMENT

SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2016-1AA) dated as of June 13, 2016, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)           The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)           The Borrower is delivering this Notice of Borrowing for the making of the Special Termination Advance by the Liquidity Provider to be used for the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(m) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on [____________, ____]5.  The Special Termination Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [         ].

(3)           The amount of the Special Termination Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class AA Cash Collateral Account in accordance with Section 3.5(m) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class AA Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class AA Certificates, the Liquidity Agreement, the Class AA Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4)           Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class AA Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(m) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower

_______________________
5 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing.  If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX VII

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[Revolving Credit Agreement (2016-1AA)]

for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Special Termination Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Special Termination Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX VII

BACK

[Revolving Credit Agreement (2016-1AA)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX VII

BACK

[Revolving Credit Agreement (2016-1AA)]

SCHEDULE I
TO
SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Special Termination Advance Notice of Borrowing]

ANNEX VII

BACK

[Revolving Credit Agreement (2016-1AA)]

ANNEX VIII
TO
REVOLVING CREDIT AGREEMENT

NOTICE OF SPECIAL TERMINATION

[Date]

Wilmington Trust, National Association,
 as Subordination Agent, as Borrower
1100 North Market Square
Wilmington, DE 19890-1605

Attention:  Corporate Trust Administration

Revolving Credit Agreement dated as of June 13, 2016 between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2016-1AA,
as Borrower, and Commonwealth Bank of Australia, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.02 of the Liquidity Agreement, by reason of the aggregate Pool Balance of the Class AA Certificates exceeding the aggregate outstanding principal amount of the Series AA Equipment Notes (other than any Series AA Equipment Notes previously sold or with respect to which the collateral securing such Series AA Equipment Notes has been disposed of) during the 18 month period prior to July 7, 2028, we are giving this notice to you in order to cause (i) our obligations to make Advances under the Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Special Termination Advance under the Liquidity Agreement pursuant to Section 3.5(m) of the Intercreditor Agreement as a consequence of your receipt of this notice.  Terms used but not defined herein shall have the respective meanings ascribed thereto in or pursuant to the Liquidity Agreement.

ANNEX VIII

BACK

[Revolving Credit Agreement (2016-1AA)]

THIS NOTICE IS THE “NOTICE OF SPECIAL TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT.  OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours, COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as Liquidity Provider

By:
Name:
Title:

By:
Name:
Title:

cc:     Wilmington Trust, National Association,
as Class AA Trustee

ANNEX VIII